UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)
Schedule 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
PRAXIS PRECISION MEDICINES, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Praxis Precision Medicines, Inc. (“Praxis” or the “Company”), a Delaware corporation, to be held on November 6, 2023, at 9:00 a.m. Eastern Time. The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PRAX2023SM. You will need to have your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Special Meeting.
During this Special Meeting, you will be asked to vote on the following items:
1.To approve amendments to the Company’s Amended and Restated Certificate of Incorporation to give the Company’s Board of Directors discretionary authority to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, par value $0.0001 per share, at a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by our Board of Directors in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”); and
2.To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal (the “Adjournment Proposal”).
Whether or not you plan to attend the Special Meeting virtually, we encourage you to vote. You may vote by telephone or online, or by completing, signing, dating, and returning the enclosed proxy card or voting instruction form. The accompanying Notice of Special Meeting of Stockholders and Proxy Statement describe the business to be conducted at the Special Meeting and specific instructions for voting.
Stockholders are referred to the proxy statement for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board recommends a vote “FOR” the Reverse Stock Split Proposal and “FOR” the Adjournment Proposal.
Thank you for your investment in Praxis. We appreciate your support.
Sincerely,
 Marcio Souza
President and Chief Executive Officer
               , 2023

PRAXIS PRECISION MEDICINES, INC.
99 High Street, 30th Floor
Boston, Massachusetts 02110
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 6, 2023
Special Meeting Information

Time	Date	Place
9:00 a.m. Eastern Time	November 6, 2023	Online only via live webcast at www.virtualshareholdermeeting.com/PRAX2023SM
To Our Stockholders:
NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Praxis Precision Medicines, Inc. (the “Company,” “we,” “us,” or “our”), a Delaware corporation, will be held on November 6, 2023, at 9:00 a.m. Eastern Time (the “Special Meeting”). The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote your shares electronically, and submit your questions during the Special Meeting by visiting www.virtualshareholdermeeting.com/PRAX2023SM and entering your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials.
At the Special Meeting, stockholders will consider and vote on the following matters:
1.To approve amendments to our Amended and Restated Certificate of Incorporation, to give our Board of Directors discretionary authority to effect a reverse stock split of all of the outstanding shares of our common stock, par value $0.0001 per share, at a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by our Board of Directors in its discretion and included in a public announcement (the “Reverse Stock Split Proposal”); and
2.To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal.
Stockholders of record at the close of business on October 2, 2023 are entitled to notice of, and to vote at, the Special Meeting.
A complete list of stockholders of the Company will be open to the examination of any stockholder during ordinary business hours for a period of ten days prior to the Special Meeting for a purpose germane to the meeting at the Company’s principal place of business at 99 High Street, 30th Floor, Boston, Massachusetts 02110.
Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible, so that your shares may be represented at the Special Meeting. You may submit your proxy by telephone or online, or by completing, signing, dating and returning the enclosed proxy card or voting instruction form. Note that, in light of possible delays or disruptions in mail service, we encourage stockholders to submit their proxy via telephone or online. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.

By Order of the Board of Directors,
Alex Nemiroff
Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
the Notice of Special Meeting and Proxy Statement are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT VOTING AND THE SPECIAL MEETING	1

PROPOSAL 1 - APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	7

PROPOSAL 2 - APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF PROPOSAL 1	16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

ADDITIONAL INFORMATION	20

ANNEX A	22

PRAXIS PRECISION MEDICINES, INC.
99 High Street, 30th Floor
Boston, Massachusetts 02110

PROXY STATEMENT

For the Special Meeting of Stockholders
To Be Held on November 6, 2023
GENERAL INFORMATION ABOUT VOTING AND THE SPECIAL MEETING
This proxy statement and form of proxy are being furnished to stockholders of Praxis Precision Medicines, Inc. (“Praxis,” the “Company,” “we,” “us,” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held on Monday, November 6, 2023, at 9:00 a.m. Eastern Time, or at any adjournment, continuation or postponement thereof, for the purposes set forth herein.
Holders of record of outstanding common stock, par value $0.0001 per share (the “Common Stock”) at the close of business on October 2, 2023 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting and any postponement, continuation or adjournment of the Special Meeting. This proxy statement and form of proxy is being sent and made available to our stockholders as of the Record Date on or about          , 2023. The matters to be voted on at the Special Meeting are further described below. Web links and Internet addresses contained in this Proxy Statement are provided for convenience only, and the content on the referenced website does not constitute a part of this Proxy Statement.
What is the purpose of the Special Meeting?
At our Special Meeting, stockholders will be asked to consider and vote on the following matters:

Proposal 1:
Approval of amendments to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), in the form attached to this proxy statement as Annex A, to give our Board of Directors discretionary authority to effect a reverse stock split of all of the outstanding shares of our Common Stock, at a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by our Board in its discretion and included in a public announcement (the “Reverse Stock Split Proposal” or “Proposal 1”).

Proposal 2:
Approval of a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Reverse Stock Split Proposal (the “Adjournment Proposal” or “Proposal 2”).

The Board knows of no other matters that will be presented for consideration at the Special Meeting. Under Article I, Section 3 of our Amended and Restated Bylaws (the “Bylaws”), no business may be transacted other than the business specified in the notice of such meeting.
Why is the Company looking to effect a reverse stock split?
Our Board has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, amendments to the Certificate of Incorporation (the “Reverse Stock Split Amendments”) to give our Board discretionary authority to effect a reverse stock split of all of the outstanding shares of our Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by our Board (the “Reverse Stock Split”), and granting the Board the discretion to file a certificate of amendment to our Certificate of Incorporation containing the ratio determined by the Board with the Secretary of State of the State of Delaware (the applicable Reverse Stock Split Amendment as filed with the Secretary of State, the “Certificate of Amendment”) effecting the Reverse Stock Split and abandoning all other amendments or to abandon the Reverse Stock Split altogether. The primary purpose of the Reverse Stock Split is to improve the perception of our Common Stock as an investment security. The Reverse Stock Split could increase the per share market price of our Common Stock, which we believe could provide better value for our stockholders, attract institutional investors with minimum trading price requirements and assist in our capital-raising efforts by making our Common Stock more attractive to a broader range of investors. In addition, the Reverse Stock Split will increase the number of authorized shares of our Common Stock available for issuance, providing additional shares available for use as our Board deems appropriate or necessary. The Reverse Stock Split will not affect the number of authorized shares of our Common Stock, which will remain at 150,000,000 shares. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split. We believe that an increase in the number of authorized shares of our Common Stock available for issuance provides us with greater flexibility with respect to managing our Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board, including, without limitation, financing activities, public or private offerings of Common Stock, conversions of convertible securities, issuance of options and other equity awards pursuant to our incentive plans, and strategic business development transactions.
The form of the proposed Reverse Stock Split Amendments is attached to this Proxy Statement as Annex A. By approving and adopting the Reverse Stock Split Amendments, the stockholders are approving separate amendments to the Certificate of Incorporation reflecting each possible variation of Reverse Stock Split ratio ranging from any whole number between 1-for-5 and 1-for-25. The Board will determine which, if any, of the Reverse Stock Split Amendments to file with the Secretary of State. The Certificate of Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of Common Stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of Common Stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Annex A. If implemented, the number of shares of our Common Stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our Common Stock outstanding, so that the percentage of our outstanding Common Stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some of our stockholders receiving cash in lieu of a fractional share. The Board can only authorize the filing of one Reverse Stock Split Amendment and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.
Who can vote at the Special Meeting?
Holders of record of our Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Special Meeting or any adjournment, continuation or postponement thereof. On the Record Date, 128,547,336 shares of our Common Stock were issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Special Meeting. We have no other securities entitled to vote at the Special Meeting.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy. Whether or not you plan to virtually attend the Special Meeting, we urge you to fill out and return the proxy card that may be mailed or made available to you or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Nominee
If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being made available to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your bank, broker or nominee how to vote the shares in your account. You are also invited to virtually attend the Special Meeting; however, in order to vote your shares online at the Special Meeting, you will need a 16-digit control number, which you can request from your bank, broker or nominee if you did not initially receive with your proxy materials.
How can you vote your shares?
If you are the record holder of your shares, you may vote by authorizing a proxy to vote on your behalf at the Special Meeting. Specifically, you may authorize a proxy over the Internet, by telephone, or by mail, or if you attend the Special Meeting via the Internet, you may vote your shares electronically during the Special Meeting.

By Internet	By Telephone	By Mail	During the Meeting
You may submit your proxy from any location in the world at www.proxyvote.com (you will need your 16-digit control number).	You may submit your proxy by calling 1-800-690-6903 and following the instructions on the proxy card.	You may submit a proxy by mail by completing, dating and signing the proxy card and mailing the proxy card in the enclosed postage-paid envelope provided to you.
If you wish to vote your shares electronically at the Special Meeting, you will need to visit www.virtualshareholdermeeting.com/PRAX2023SM during the Special Meeting while the polls are open (you will need your
16-digit control number).

Internet and telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on November 5, 2023, for the voting of shares held by stockholders of record as of the Record Date. Proxy cards with respect to shares held of record must be received no later than November 5, 2023. Note that, in light of possible delays or disruptions in mail service, we encourage stockholders to submit their proxy via telephone or online.
If the shares you own are held in “street name” by your broker, bank or other nominee, you should contact your bank, broker or other nominee to obtain your 16-digit control number (if you did not initially receive with your proxy materials) or otherwise submit voting instructions to your bank, broker or other nominee. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
How do I attend the Special Meeting online?
The Special Meeting will convene at 9:00 a.m., Eastern Time, on Monday, November 6, 2023. You may virtually attend the Special Meeting by visiting www.virtualshareholdermeeting.com/PRAX2023SM. Please have your 16-digit control number to join the Special Meeting.
Even if you plan to attend the live webcast of the Special Meeting, we encourage you to submit a proxy in advance by Internet, telephone, or mail so that your shares will be voted even if you later decide not to attend the Special Meeting.
What if there are technical difficulties during the Special Meeting?
In the event of a technical malfunction or other problem that disrupts the Special Meeting, the Company may postpone, continue or adjourn the Special Meeting, or take such other action that the Company deems appropriate considering the circumstances. Representatives of Broadridge Financial Solutions will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Special Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting page.
Can I ask questions during the Special Meeting?
As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the matters being voted on, as time permits. Only stockholders that have accessed the Special Meeting as a stockholder by following the procedures outlined above will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Special Meeting;
•related to any material non-public information of the Company;
•related to personal grievances;
•substantially repetitious of statements already made by another stockholder;
•out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chair or the Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What are the Board of Directors’ recommendations on how I should vote my shares?
At the Special Meeting, our stockholders will be asked to vote on the proposals set forth below. Our Board unanimously recommends that you vote your shares:

“FOR” the Reverse Stock Split Proposal.
“FOR” the Adjournment Proposal.
If you return a properly completed proxy card, or submit your proxies by telephone or over the Internet, your shares will be voted on your behalf as you direct. If you return a properly completed proxy card and do not specify how to vote on the proposal, the shares of Common Stock represented by the proxies will be voted in accordance with the Board’s recommendation as described above for the proposal.
YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. See "Proposal 1 - Approval of Amendments to our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split" for additional information on the purpose of the Reverse Stock Split Proposal.
What are broker non-votes?
If you are a beneficial owner whose shares are held in “street name,” meaning your shares are held of record by a bank, broker or other nominee, you must instruct such bank, broker or other nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the bank, broker or other nominee does not have discretionary authority to vote, which are generally considered “non-routine” matters under applicable stock exchange rules. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Special Meeting for purposes of determining the presence of a quorum but will be unable to vote on those matters for which the beneficial owner’s authorization is required under the applicable stock exchange rules.

Each of the Reverse Stock Split Proposal and the Adjournment Proposal are considered “routine” matters under applicable stock exchange rules. Accordingly, without specific instructions from you, your bank, broker or other nominee will have discretionary authority to vote your shares on each of the proposals. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your vote will not be cast. Accordingly, we urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker or other nominee in order to vote your shares in person at the Special Meeting.
What is the vote required to approve each proposal?
Proposal 1 - The Reverse Stock Split Proposal
As a Delaware corporation, we are subject to the Delaware General Corporation Law (the “DGCL”). Effective as of August 1, 2023, the DGCL was amended to add new Section 242(d)(2), which, among other things, provides that the voting standard for stockholders to approve an amendment to the certificate of incorporation to implement certain reverse stock splits is a majority of the votes cast.
Therefore, pursuant to Section 242(d)(2) of the DGCL, the affirmative vote of the holders of a majority of the votes cast at the Special Meeting on the Reverse Stock Split Proposal is required to approve Proposal 1. Your failure to vote or marking “ABSTAIN” on your proxy or ballot with respect to the Reverse Stock Split Proposal are not deemed votes “cast” and will, therefore, not affect the outcome of the Reverse Stock Split Proposal. Although brokers, banks and other nominees have discretion to vote uninstructed shares on the Reverse Stock Split Proposal, if your broker, bank or other nominee has elected not to vote without your voting instructions as described above, your shares will not be voted and will, therefore, not affect the outcome of Proposal 1.
Proposal 2 - The Adjournment Proposal
The affirmative vote of the holders of shares of our Common Stock cast affirmatively or negatively at the Special Meeting on the Adjournment Proposal is required to approve Proposal 2. Your failure to vote or marking “ABSTAIN” on your proxy or ballot with respect to the Adjournment Proposal are not deemed votes “cast” and will, therefore, not affect the outcome of the Adjournment Proposal. Although brokers, banks and other nominees have discretion to vote uninstructed shares on the Adjournment Proposal, if your broker, bank or other nominee has elected not to vote without your voting instructions as described above, your shares will not be voted and will, therefore, not affect the outcome of Proposal 2.
We urge you to direct your bank, broker or other nominee how to vote by returning your voting materials as instructed or by obtaining a proxy from your broker, bank or other nominee in order to vote your shares in person at the Special Meeting.
Can I change my vote after submitting my proxy?
Submitting a proxy over the Internet or by telephone or execution of a proxy card will not in any way affect a stockholder’s right to attend the Special Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Special Meeting. If you are a stockholder of record, you can revoke your proxy by doing one of the following:
•filing with our Corporate Secretary, at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy;
•submitting a proxy by Internet or telephone at a later time than your previous vote and before the closing of those voting facilities at 11:59 p.m., Eastern Time, on November 5, 2023;
•duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote; or
•attending the Special Meeting and voting in person electronically. However, your attendance at the Special Meeting will not automatically revoke your proxy unless you vote again at the Special Meeting.

Any written notice of revocation or subsequent proxy should be sent to our principal place of business at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.
If the shares you own are held in “street name”, you will need to follow the directions provided to you by your broker, bank or other nominee on how to revoke or submit new voting instructions.
What is the quorum requirement?
A quorum must be present at the Special Meeting for any business to be conducted. In accordance with our Bylaws, a majority of the outstanding shares entitled to vote, present in person or represented by proxy, shall constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum.
How many votes do I have?
Each outstanding share of Common Stock is entitled to one vote. On each matter to be voted upon at the Special Meeting, you have one vote for each share of Common Stock you own as of the Record Date.
Who counts the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
Where can I find the voting results?
The Company plans to publish the voting results in a Current Report on Form 8-K, which it expects to file with the Securities and Exchange Commission within four business days following the Special Meeting.

PROPOSAL 1 - APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
General
Our Board has approved and, subject to stockholder approval, adopted the Reverse Stock Split Amendments to effect a Reverse Stock Split to all of the outstanding shares of our Common Stock at a ratio ranging from any whole number between 1-for-5 and 1-for-25, with the exact ratio within such range to be determined by the Board at its discretion, subject to the Board’s authority to determine when to file the amendment and to abandon the other amendments notwithstanding prior stockholder approval of such amendments, directing that such proposed amendments to our Certificate of Incorporation be submitted to our stockholders for their approval and adoption, and recommending that our stockholders approve and adopt each of the proposed amendments. The text of the form of Reverse Stock Split Amendments, one of which would be filed with the Secretary of State of the State of Delaware by means of the Certificate of Amendment to effect the Reverse Stock Split, are set forth in Annex A to this Proxy Statement.
By approving this proposal, stockholders will approve alternative amendments to our Certificate of Incorporation pursuant to which a number of outstanding shares of our Common Stock between 5 and 25, inclusive, would be combined into one share of our Common Stock. The number of shares of Common Stock underlying outstanding equity awards and available for future awards under our equity incentive plans, as well as the number of shares issuable upon exercise of outstanding warrants would also be proportionately reduced in the same manner as a result of the Reverse Stock Split. Upon receiving stockholder approval, the Board will have the authority, but not the obligation, in its sole discretion, to elect, without further action on the part of the stockholders, whether to effect the Reverse Stock Split and, if so, to determine the Reverse Stock Split ratio from among the approved range described above and to effect the Reverse Stock Split by filing a Certificate of Amendment with the Secretary of State of the State of Delaware to be effective as of the Effective Time (defined below), and all other amendments will be abandoned.
The Board’s decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including, without limitation, the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock, the anticipated impact on our market capitalization and our need for shares of Common Stock to fulfill our corporate purposes, financing activities, and general market and economic conditions. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if the Board does not deem it to be in the best interests of the Company and its stockholders.
Purpose of the Reverse Stock Split
Trading, Investor Interest and Liquidity
The Board submits the Reverse Stock Split Proposal to our stockholders for approval and adoption with the primary purpose of improving the perception of our Common Stock as an investment security, resetting our stock price to more normalized trading levels in the face of potentially extended market dislocation and decreasing price volatility for our Common Stock, as small price movements currently may cause relatively large percentage changes in our stock price.
Our Board also considered that the Reverse Stock Split and the resulting increase in the per share price of our Common Stock could encourage increased investor interest in our Common Stock and promote greater liquidity for our stockholders. Many brokerage houses and institutional investors have internal policies and practices that prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers, further limiting the liquidity of our Common Stock. These factors could result in lower prices and larger spreads in the bid and ask prices for our Common Stock. Additionally, investors may be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. A greater price per share of our Common Stock could allow a broader range of institutions to invest in our Common Stock.
For all of these reasons, we believe the Reverse Stock Split could potentially help to stabilize trading in our Common Stock and increase marketability, trading volume and liquidity.

Increase in Number of Authorized Shares of Common Stock Available for Future Issuance
In addition, the Board submits the Reverse Stock Split Proposal to increase our number of authorized shares of Common Stock available for future issuance. Under the Certificate of Incorporation, we have 150,000,000 authorized shares of Common Stock and 10,000,000 authorized shares of preferred stock, par value $0.0001 per share (“Preferred Stock,” and together with the Common Stock, the “Capital Stock”). As of the Record Date, there were 128,547,336 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding. Because the Reverse Stock Split will decrease the number of outstanding shares of our Common Stock by a ratio in the range of 1-for-5 to 1-for-25 but would not effect a decrease to the number of shares of Common Stock that we will be authorized to issue, the proposed Reverse Stock Split Amendments would result in a relative increase in the number of unissued shares of our Common Stock. See “ –Principal Effects of the Reverse Stock Split-Issued and Outstanding Shares of Common Stock” below.
Our Board believes it is in the best interests of the Company and our stockholders to increase our number of authorized shares of Common Stock available for future issuance in order to have additional shares available for use as our Board deems appropriate or necessary. As such, the Reverse Stock Split will provide the Company with greater flexibility with respect to managing its Common Stock in connection with such corporate purposes as may, from time to time, be considered advisable by our Board. These corporate purposes could include, without limitation, financing activities, public or private offerings of Common Stock, issuance of options and other equity awards pursuant to our incentive plans, and strategic business development transactions. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization.
In light of the factors mentioned above, our Board unanimously approved the proposed Reverse Stock Split Amendments to effect the Reverse Stock Split as our best means of building value for our stockholders.
Board Discretion to Implement the Reverse Stock Split
The Board believes that stockholder approval of a range of ratios (as opposed to a single reverse stock split ratio) is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Stock Split would be effected. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split ratio to be selected by our Board will be a whole number in a range of 1-for-5 to 1-for-25. The Board can only authorize the filing of one Reverse Stock Split Amendment and all other Reverse Stock Split Amendments will be abandoned. The Board also has the authority to abandon all Reverse Stock Split Amendments.
In determining the Reverse Stock split ratio and whether and when to effect the Reverse Stock Split following the receipt of stockholder approval, the Board will consider a number of factors, including, without limitation:
•the number of authorized shares needed to fulfill our current and anticipated corporate purposes;
•the historical trading price and trading volume of our Common Stock;
•the number of shares of our Common Stock outstanding immediately before and after the Reverse Stock Split;
•the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading price and trading volume of our Common Stock;
•the anticipated impact of a particular ratio on our market capitalization; and
•prevailing general market and economic conditions.
We believe that granting our Board the authority to set the ratio for the Reverse Stock Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If our Board chooses to implement the Reverse Stock Split, we will make a public announcement regarding the determination of the Reverse Stock Split ratio.

Risks Associated with the Reverse Stock Split
There are risks associated with the Reverse Stock Split, including that:
•the market price per share of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding immediately before the Reverse Stock Split;
•even if the market price per share of our Common Stock after the Reverse Stock Split rises, such market price may not be sustained;
•the Reverse Stock Split may not result in more normalized trading in our Common Stock or decrease the market volatility of our Common Stock;
•the Reverse Stock Split may not result in a per share price that will increase the level of investment in our Common Stock by institutional investors or increase analyst and broker interest in our Company; and
•the authorized shares of Common Stock that will become available as a result of the Reverse Stock Split will not be sufficient for us to fulfill our current and anticipated corporate purposes.
You should consider that, although our Board believes that a Reverse Stock Split will in fact increase the price of our Common Stock, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of a company’s shares of common stock could decline in value after a reverse stock split. You should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value. Furthermore, even if an increased per share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above under “–Purpose of the Reverse Stock Split.”
We believe that the Reverse Stock Split may also result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the price of our Common Stock does not increase as a result of the Reverse Stock Split.
Additionally, if the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of our Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their shares of our Common Stock.
Principal Effects of the Reverse Stock Split
Issued and Outstanding Shares of Common Stock
If the Reverse Stock Split is approved and effected, each holder of our Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of our Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously at the same exchange ratio for all outstanding shares of Common Stock, as required by our Certificate of Incorporation. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s relative percentage ownership interest in our Company, voting rights, or other rights that accompany shares of our Common Stock. Shares of our Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable, and the par value per share of Common Stock will remain $0.0001.
Relative Increase in Number of Authorized Shares of Common Stock for Issuance
The Reverse Stock Split will not affect the number of authorized shares or the par value of our capital stock, which will remain at 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

Although the number of authorized shares of our Capital Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.
If the proposed Reverse Stock Split Amendments are approved, all or any of the authorized and unissued shares of our Common Stock may be issued in the future for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of our Company and without first offering such shares to our stockholders. When and if additional shares of our Common Stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of Common Stock, including the right to cast one vote per share.
Except pursuant to incentive awards issued under the Company’s equity incentive plans and outstanding warrants, the Company presently has no plan, commitment, arrangement, understanding, or agreement regarding the issuance of Common Stock. However, the Company regularly considers its capital requirements and may conduct securities offerings, including equity and/or equity linked offerings, in the future. Any shares issuable pursuant to such incentive awards or warrants will be subject to the Reverse Stock Split ratio determined by the Board.
Because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued shares of Common Stock, the future issuance of additional shares of Common Stock will reduce our current stockholders’ percentage ownership interest in the total outstanding shares of Common Stock. In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of Common Stock. If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected. An issuance of additional shares could therefore have an adverse effect on the potential realizable value of a stockholder’s investment.
Equity Compensation Plans and Outstanding Equity-Based Awards
The Company maintains the Praxis Precision Medicines, Inc. 2017 Stock Incentive Plan (as amended, the “2017 Plan”), the Praxis Precision Medicines, Inc. 2020 Stock Option and Incentive Plan (the “2020 Plan”) and the Praxis Precision Medicines, Inc. 2020 Employee Stock Purchase Plan (the “ESPP”, and together with the 2017 Plan and the 2020 Plan, the “Plans”), which provide stock-based awards to employees and other individual service providers of the Company. We have granted options to purchase shares of our Common Stock under the Plans and restricted stock units (“RSUs”) under the 2020 Plan.
Our Board generally has the discretion to determine the appropriate adjustment to the Plans and outstanding awards in the event of a reverse stock split. Accordingly, if the Reverse Stock Split is approved and effected, consistent with the terms of the Plans and outstanding award agreements, the total number of shares of Common Stock issuable upon exercise or vesting of such awards and the total number of shares of Common Stock remaining available for future awards under the Plans would be proportionately reduced based on the Reverse Stock Split ratio selected by our Board, and any fractional shares that may result therefrom shall be rounded down. Furthermore, the exercise price of any outstanding options would be proportionately increased based on the Reverse Stock Split ratio selected by our Board, and any fractional cents that may result therefrom shall be rounded up. Our Board has authorized the Company to effect any changes necessary, desirable or appropriate to give effect to the Reverse Stock Split under the Plans, including any applicable technical, conforming changes thereunder.
Warrants
We have also issued pre-funded warrants to purchase shares of Common Stock. As of September 30, 2023, pre-funded warrants to purchase 7,050,000 shares of Common Stock at an exercise price per share of $0.0001 were outstanding.
If the Reverse Stock Split is approved and effected, under the terms of the pre-funded warrants, the exercise price per share for the pre-funded warrants shall be increased by multiplying the exercise price by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately before the Reverse Stock Split and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after the Reverse Stock Split, rounding to the nearest one-millionth of one cent. The number of shares of Common Stock that may be issued upon exercise of the pre-funded warrants shall be decreased proportionately, so that after the Reverse Stock Split, the aggregate exercise price payable under the pre-funded warrants for such decreased number of shares of Common Stock shall be the same as the aggregate exercise price in effect immediately prior to the Reverse Stock Split, rounding to the nearest share.
Illustration
For purposes of illustration, the following table contains approximate information relating to our Common Stock if the Reverse Stock Split is effected at a ratio of 1-for-5, 1-for-10, 1-for-15, 1-for-20 or 1-for-25 based on share information as of the close of business on September 30, 2023:

	Pre-Reverse Split	1-for-5	1-for-10	1-for-15	1-for-20	1-for-25
Authorized	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000	150,000,000
Outstanding	128,547,336	25,709,467	12,854,733	8,569,822	6,427,366	5,141,893
Reserved for future issuance pursuant to employee benefit plans	3,377,062	675,412	337,706	225,137	168,853	135,082
Reserved for future issuance pursuant to outstanding equity-based awards	10,509,871	2,101,974	1,050,987	700,658	525,493	420,394
Number of shares issuable upon exercise of outstanding warrants	7,050,000	1,410,000	705,000	470,000	352,500	282,000
Authorized but unissued and unreserved	515,731	120,103,147	135,051,574	140,034,383	142,525,788	144,020,631
Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates, if Applicable
If the proposed Reverse Stock Split Amendments are approved by the Company’s stockholders and our Board determines to effect the Reverse Stock Split, the Reverse Stock Split will become effective at 5:00 p.m., Eastern time, on the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into new shares of Common Stock, in accordance with the Reverse Stock Split ratio contained in the Certificate of Amendment.
Registered “Book-Entry” Holders of Common Stock
As soon as practicable after the Effective Time, stockholders will be notified by our exchange agent that the Reverse Stock Split has been effected. As all of the outstanding shares of our Common Stock are held in book-entry form, you will not need to take any action to receive post-Reverse Stock Split shares of our Common Stock. As soon as practicable after the Effective Time, our exchange agent will send to your registered address a corporate actions statement indicating the number of post-Reverse Stock Split shares of Common Stock you hold. If applicable, a check representing a cash payment in lieu of fractional shares will also be included in this mailing as soon as practicable after the Effective Time. See “—Fractional Shares” below).
Beneficial Holders of Common Stock
Upon the implementation of the Reverse Stock Split, we intend to treat shares of Common Stock held by stockholders in “street name” (i.e., through a bank, broker or other nominee), in the same manner as registered “book-entry” holders of Common Stock. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name”. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

Fractional Shares
No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the split ratio ultimately determined by the Board. Instead, each stockholder will be entitled to receive a cash payment in lieu of such fractional share. The cash payment to be paid will be equal to the fraction of a share to which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the trading day immediately preceding the Effective Time as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split). No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for their fractional shares for the period of time between the Effective Time and the date payment is received.
After the Reverse Stock Split, then-current stockholders would have no further interest in our Company with respect to their fractional shares. A person entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-Reverse Stock Split stockholders to the extent that there are stockholders holding fewer than that number of pre-Reverse Stock Split shares within the Reverse Stock Split ratio that is determined by the Board as described above. Reducing the number of post-Reverse Stock Split stockholders, however, is not the purpose of this proposal.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
No Appraisal Rights
Under the DGCL, our stockholders will not be entitled to appraisal rights with respect to the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Interests of Certain Persons in the Proposal
Certain of our officers and directors have an interest in this proposal as a result of their ownership of shares of our Common Stock, as set forth below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” However, our officers or directors do not have interests in this proposal that are different from or greater than those of any of our other stockholders.
Anti-takeover Effects of Proposed Amendment
Release No. 34-15230 of the staff of the Securities and Exchange Commission (the “SEC”) requires disclosure and discussion of the effects of any action, including the proposed Reverse Stock Split Amendments discussed herein, that may be used as an anti-takeover mechanism. The Reverse Stock Split would result in an increase in the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of the Company (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our Board or contemplating a tender offer or other change in control transaction). In addition, our Certificate of Incorporation and our Bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the Board to issue

Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control.
Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.
Accounting Treatment of the Reverse Stock Split
If the Reverse Stock Split is effected, the par value per share of our Common Stock will remain unchanged at $0.0001. Accordingly, at the Effective Time, the stated capital on our consolidated balance sheets attributable to our Common Stock will be reduced in proportion to the size of the Reverse Stock Split ratio, and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged. Per share net income or loss will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Stock Split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to that may be relevant to U.S. Holders (as defined below) of our Common Stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought, and will not seek, an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
This discussion is limited to U.S. Holders that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to U.S. Holders subject to special tax rules, including, without limitation:
•persons that are not U.S. Holders (as defined below);
•persons subject to the alternative minimum tax;
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•banks, insurance companies, and other financial institutions;
•real estate investment trusts or regulated investment companies;
•brokers, dealers, or traders in securities;
•S corporations or partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•tax-exempt organizations or governmental organizations;

•persons deemed to sell our common stock under the constructive sale provisions of the Code;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax-qualified retirement plans; and
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.
This summary addresses only stockholders that are U.S. Holders. For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the Reverse Stock Split, except as described below with respect to cash received in lieu of fractional shares. A U.S. Holder’s aggregate tax basis in shares of Common Stock received pursuant to the Reverse Stock Split should equal such holder’s aggregate tax basis in the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such holder’s holding period in the shares of Common Stock received should include the holding period of the shares of Common Stock surrendered. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. Holders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder who receives cash in lieu of a fractional share of Common Stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such stockholder’s adjusted tax basis in the shares of Common Stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for Common Stock surrendered exceeded one year at the Effective Time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share of Common Stock in the Reverse Stock Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed IRS Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Vote Required
Effective as of August 1, 2023, the DGCL was amended to add new Section 242(d)(2), which, among other things, provides that the voting standard for stockholders to approve an amendment to the certificate of incorporation to implement certain reverse stock splits is a majority of the votes cast. Therefore, approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the votes cast at the Special Meeting.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 2 - APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION AND VOTE OF PROXIES IN THE EVENT THAT THERE ARE INSUFFICIENT VOTES FOR, OR OTHERWISE IN CONNECTION WITH, THE APPROVAL OF PROPOSAL 1
General
If the number of shares of Common Stock voted in favor of Proposal No. 1 is insufficient to approve the Reverse Stock Split, the Board believes it is in the best interests of the Company’s stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve Proposal No. 1.
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal No. 1.
Vote Required
Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the matter affirmatively or negatively at the Special Meeting.
Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE MEETING IF NECESSARY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to us regarding beneficial ownership of our capital stock outstanding as of September 30, 2023 for:
•each person, or group of affiliated persons, who is known by us to be the beneficial owner of five percent or more of our outstanding Common Stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities as well as any shares of Common Stock that the person has the right to acquire within 60 days of September 30, 2023 through the exercise of stock options, vesting of restricted stock units or other rights. These shares are deemed to be outstanding and beneficially owned by the person holding those options, restricted stock units or other rights for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated below, the address of each officer, director and five percent stockholder listed below is c/o Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, MA 02110.
The percentage of beneficial ownership in the table below is based on 128,547,336 shares of Common Stock deemed to be outstanding as of September 30, 2023.

	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Greater than 5% Stockholders
Entities affiliated with Venrock(1)	12,354,410	9.6%
Entities affiliated with Point72(2)	11,427,517	8.9%
Cormorant Global Healthcare Master Fund, LP(3)	9,500,000	7.4%
Entities affiliated with Sphera(4)	8,764,334	6.8%
Entities affiliated with Adage(5)	7,930,638	6.2%
Directors and Named Executive Officers
Dean Mitchell(6)	183,964	*
Jeffrey Chodakewitz, M.D.(7)	68,052	*
Merit Cudkowicz, M.D.(8)	68,052	*
Jill DeSimone(9)	34,830	*
Gregory Norden(10)	145,126	*
William Young(11)	173,073	*
Marcio Souza(12)	2,365,923.75	1.8%
Timothy Kelly(13)	269,074	*
All directors and executive officers as a group (7 persons)(14)	3,554,739.75	2.7%

* Represents beneficial ownership of less than one percent.
(1)Based solely on information contained in a Schedule 13G filed jointly by Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC, Venrock Healthcare Capital Partners EG, L.P., VHCP Management III, LLC, VHCP Management EG, LLC (together, the "Venrock Entities"), Nimish Shah and Bong

Koh with the SEC on June 30, 2023. The Venrock Entities and Messrs. Shah and Koh share voting and dispositive power with respect to 12,354,410 shares of common stock, of which (i) 1,394,530 shares and 1,853,445 shares issuable upon the exercise of immediately exercisable warrants are held by Venrock Healthcare Capital Partners III, L.P.; (ii) 139,505 shares and 185,415 shares issuable upon the exercise of warrants are held by VHCP Co-Investment Holdings III, LLC; and (iii) 3,770,375 shares and 5,011,140 shares issuable upon the exercise of warrants are held by Venrock Healthcare Capital Partners EG, L.P. VHCP Management III, LLC is the general partner of Venrock Healthcare Capital Partners III, L.P. and the manager of VHCP Co-Investment Holdings III, LLC. VHCP Management EG, LLC is the general partner of Venrock Healthcare Capital Partners EG, L.P. Messrs. Shah and Koh are the voting members of VHCP Management III, LLC and VHCP Management EG, LLC. The addresses for each of the Venrock Entities and Messrs. Shah and Koh are 7 Bryant Park, 23rd Floor, New York, NY 10018 and 3340 HIllview Avenue, Palo Alto, CA 94304.
(2)Based solely on information contained in a Schedule 13G filed jointly by Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC and Steven A. Cohen with the SEC on June 26, 2023. Point72 Associates, LLC directly holds 10,438,522 shares of common stock. Point72 Asset Management, L.P. maintains investment and voting power with respect to securities held by Point72 Associates, LLC. Point72 Capital Advisors, Inc. is the general partner of Point72 Asset Management, L.P and may be deemed to share beneficial ownership of the shares of common stock of which Point72 Asset Management, L.P. may be deemed the beneficial owner. Point72 Biotech Private Investments, LLC directly holds 988,995 shares of common stock. Differentiated Ventures Investments, LLC is the managing member of Point72 Biotech Private Investments, LLC and may be deemed to share beneficial ownership over the shares of common stock held by Point72 Biotech Private Investments, LLC. 72 Investment Holdings, LLC is the sole member of Differentiated Ventures Investments, LLC and may be deemed to share beneficial ownership of the shares of common stock of which Differentiated Ventures may be deemed the beneficial owner. Mr. Cohen controls each of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC and 72 Investment Holdings, LLC. The address of the principal business office of Point72 Asset Management, L.P., Point72 Capital Advisors, Inc., Point72 Biotech Private Investments, LLC, Differentiated Ventures Investments, LLC, 72 Investment Holdings, LLC, and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.
(3)Based solely on information contained in a Schedule 13G/A filed jointly by Cormorant Global Healthcare Master Fund, LP, Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LP and Bihua Chen with the SEC on July 3, 2023. Each of Cormorant Global Healthcare Master Fund, LP (the "Master Fund"), Cormorant Asset Management, LP and Bihua Chen have shared voting and dispositive power over 9,500,000 shares of common stock. Cormorant Global Healthcare GP, LLC serves as the general partner of the Master Fund. Cormorant Asset Management, LP serves as the investment manager to the Master Fund. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and the general partner of Cormorant Asset Management, LP. Each of the Cormorant funds and Ms. Chen disclaims beneficial ownership of the shares reported herein except to the extent of its or her pecuniary interest therein. The address of the principal business office of each of the Cormorant funds and Ms. Chen is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(4)Based solely on information contained in a Schedule 13G/A filed jointly by Sphera Funds Management Ltd., Sphera Global Healthcare GP Ltd. and Sphera Global Healthcare Management LP with the SEC on June 27, 2023 who have shared voting and dispositive power over 8,764,334 shares of common stock. Sphera Global Healthcare Master Fund directly holds 2,000,000 shares of common stock, which has delegated its investment management authority to Sphera Global Healthcare Management LP (the "Management Company"). Sphera Biotech Master Fund, L.P. directly holds 6,764,334, which has delegated its investment management authority to the Management Company. The Management Company is managed, controlled and operated by its general partner, Sphera Global Healthcare GP Ltd., the shares of which are owned 90% by Sphera Funds Management Ltd. As a result, Sphera Global Healthcare GP Ltd. and Sphera Funds Management Ltd. may be deemed to have voting and dispositive power over the securities held by the Management Company. The address of the principal business office of Sphera Funds Management Ltd., Sphera Global Healthcare GP Ltd. and Sphera Global Healthcare Management LP is 4 Itzak Sade, Building A, 29th Floor, Tel Aviv 6777504, Israel.
(5)Based solely on information contained in a Schedule 13G filed jointly by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Management, L.P., Robert Atchinson and Phillip Gross with the

SEC on June 30, 2023. Adage Capital Partners, L.P. ("ACP"), Adage Capital Partners GP, L.L.C. ("ACPGP"), Adage Capital Management, L.P. ("ACM"), Robert Atchinson and Phillip Gross have shared voting and dispositive power over 7,930,638 shares of common stock. ACPGP is general partner of ACP. ACM is the investment manager of ACP. Messrs. Atchinson and Gross are managing members of Adage Capital Advisors, LLC, managing member of ACPGP, and managing members of Adage Capital Partners, LLC, general partner of ACM. The address of the principal business office of each of the Adage funds and Messrs. Atchinson and Gross is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(6)Consists of (i) 75,000 shares of common stock and (ii) 108,964 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(7)Consists of 68,052 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(8)Consists of 68,052 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(9)Consists of 34,830 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(10)Consists of (i) 2,826 shares of common stock and (ii) 142,300 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(11)Consists of (i) 28,473 shares of common stock and (ii) 144,600 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(12)Consists of (i) 156,086 shares of common stock held directly by Mr. Souza, (ii) 45,001.75 shares held indirectly by Mr. Souza's spouse and (iii) 2,164,836 shares of common stock underlying options exercisable by Mr. Souza within 60 days of September 30, 2023.
(13)Consists of (i) 40,099 shares of common stock and (ii) 228,975 shares of common stock underlying options exercisable within 60 days of September 30, 2023.
(14)Consists of (i) 377,245.75 shares of common stock and (ii) 3,177,494 shares of common stock underlying options exercisable within 60 days of September 30, 2023.

ADDITIONAL INFORMATION
Other Matters
Our Bylaws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to a notice of meeting. Accordingly, no business other than the proposals set forth herein shall be conducted at the Special Meeting.
Stockholder Recommendations for Director Nominations and Other Proposals
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws provide that, for nominations of persons for election to our Board of Directors or other proposals to be considered at an annual meeting of our stockholders, a stockholder must give written notice to our Corporate Secretary at Praxis Precision Medicines, Inc., 99 High Street, 30th Floor, Boston, Massachusetts 02110, which notice must be received by our Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received by our Corporate Secretary not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must, among other requirements as specified in our Bylaws, include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of such stockholder (and the beneficial owner). The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the class or series and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information as specified in our Bylaws.
Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials
       In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2024.
In addition to the requirements stated above, any stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2023. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary.
Important Notice Regarding Delivery of Stockholder Documents
            Stockholders of our Common Stock who share a single address, may receive only one copy of this proxy statement unless the Company has received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement, he or she may contact us at Praxis Precision Medicines, Inc. by telephone at (617) 300-8460 or by mail at 99 High Street, 30th Floor, Boston, Massachusetts 02110, Attention: Corporate Secretary, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact our Corporate Secretary using the above contact information if he or she would like to receive separate proxy statements, notices of internet availability of proxy material and annual reports in the future. If you are receiving multiple copies of this proxy statement, you may request householding in the future by contacting our Corporate Secretary.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us.
In addition to the use of mail, proxies may be solicited by telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, banks and other nominees forward soliciting materials to the beneficial owners of shares held of record by such brokers, banks and other nominees. We will reimburse such persons for their reasonable expenses in connection therewith.
We have also engaged Morrow Sodali LLC to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.

ANNEX A

CERTIFICATE OF AMENDMENT
TO
 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
 OF
 PRAXIS PRECISION MEDICINES, INC.

Praxis Precision Medicines, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

1.That the Board of Directors of the Corporation duly adopted resolutions recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation, be further amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:

RESOLVED, that the following paragraph be inserted immediately prior to the first sentence of Article IV of the Amended and Restated Certificate of Incorporation:

“Effective at 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Amended         and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), a one-for-[ ]1 reverse stock split of the Common Stock (as defined below) shall become effective, pursuant to which each [ ]1 share of Common Stock issued and held of record by each stockholder of the Corporation immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, upon surrender after the Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the date of the Effective Time as reported by The Nasdaq Global Select Market (as adjusted to give effect to the Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split (after aggregating all fractional shares), following the Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”

2.     That, at a meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.

3.     That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President on this [ ] day of [ ] 2023.

PRAXIS PRECISION MEDICINES, INC.

By: __________________________________
Name: Marcio Souza
Title: President

[1] Shall be a whole number between and including 5 and 25, which number is referred to as the “Reverse Split Factor” (it being understood that any Reverse Split Factor within such range shall, together with the remaining provisions of this Certificate of Amendment not appearing in brackets, constitute a separate amendment being approved and adopted by the Board and stockholders in accordance with Section 242 of the Delaware General Corporation Law).

PRAXIS

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on November 5, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/PRAX2023SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on November 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V23989-S74332

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**PRAXIS PRECISION MEDICINES, INC. (the "Company")**

**The Board of Directors recommends you vote FOR the following proposals:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

V23990-S74332

**PRAXIS PRECISION MEDICINES, INC.**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**SPECIAL MEETING OF STOCKHOLDERS**
**NOVEMBER 6, 2023, 9:00 AM ET**

The stockholder(s) hereby appoint(s) Marcio Souza and Alex Nemiroff, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and, in the discretion of the proxies, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof, all of the shares of common stock of Praxis Precision Medicines, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m., Eastern Time on Monday, November 6, 2023 via a live audio webcast at www.virtualshareholdermeeting.com/PRAX2023SM and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**